UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2013

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 3, 2013, Genco Shipping & Trading Limited (the “Company”) entered into Amendment No. 2 to the Management Agreement with its subsidiary, Baltic Trading Limited (“Baltic Trading”), under which the Company serves as Manager.  Among other things, the amendment streamlines the process by which the Company assists Baltic Trading with its budgets and corporate planning and clarifies the circumstances in which Baltic Trading may terminate the Management Agreement in the event of a change of control of the Company.  The foregoing description is qualified in its entirety by reference to the amendment, which is Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Management Agreement by and between Baltic Trading Limited and Genco Shipping & Trading Limited dated as of April 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE:  April 3, 2013

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary (Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Management Agreement by and between Baltic Trading Limited and Genco Shipping & Trading Limited dated as of April 3, 2013.